UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 8, 2012 (June 7, 2012)

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HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

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1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2012, Harris & Harris Group, Inc., held its Annual Meeting of Shareholders to (1) elect eight directors, (2) approve the selection of PricewaterhouseCoopers LLP as the independent registered public accountant, (3) cast an advisory vote on executive compensation as described in the Compensation Discussion & Analysis and the accompanying tabular and narrative disclosure as included in the 2012 Proxy Statement, and (4) to approve the Amended and Restated Harris & Harris Group, Inc. 2012 Equity Incentive Plan. At the close of business on the record date, April 11, 2012, an aggregate of 31,000,601 shares of common stock were issued and outstanding.

Proposal 1. The election of eight directors to the Board of Directors:

Nominees	For	Withheld	Broker Non-Votes
W. Dillaway Ayres, Jr.	13,375,034	601,232	13,706,651
Dr. Phillip A. Bauman	13,350,845	625,421	13,706,651
Douglas W. Jamison	13,438,359	537,907	13,706,651
Lucio L. Lanza	13,432,076	544,190	13,706,651
Charles E. Ramsey	13,363,262	613,004	13,706,651
James E. Roberts	13,341,858	634,408	13,706,651
Richard P. Shanley	13,443,546	531,240	13,706,651
Bruce W. Shewmaker	13,452,086	524,180	13,706,651

Pursuant to the foregoing votes, the eight nominees listed above were elected to serve on the Company's Board of Directors. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

Proposal 2. To ratify, confirm and approve the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accountant for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Vote
27,220,569	396,421	65,927	0

Proposal 3. To approve, on an advisory basis, the Company’s executive compensation:

For	Against	Abstain	Broker Non-Vote
12,735,205	1,047,863	193,198	13,706,651

Proposal 4. To approve the Company’s Amended and Restated Equity Incentive Plan for our directors, officers and other employees:

For	Against	Abstain	Broker Non-Vote
10,571,837	2,358,256	1,046,173	13,706,651

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2012	HARRIS & HARRIS GROUP, INC.

		By:	Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer